UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 18, 2012
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain             Officers; Compensatory Arrangements of Certain Officers

On October 18, 2012, Equity LifeStyle Properties, Inc. (the “Company” or “ELS”) announced that the Company's Chief Executive Officer (“CEO”) Thomas Heneghan had accepted an offer to become CEO of Equity International (“EI”) effective in February 2013, and thus will resign as CEO of the Company effective February 1, 2013. Marguerite Nader, the Company's current President, will be elevated to the position and assume all the duties of President and CEO of the Company effective February 1, 2013. Paul Seavey, most recently the Company's Senior Vice President of Finance and Treasurer, was appointed Senior Vice President, Chief Financial Officer ("CFO") and Treasurer effective October 18, 2012, and has assumed all of Ms. Nader's responsibilities as CFO.

Mr. Heneghan will remain CEO of the Company until February 1, 2013. Mr. Heneghan, who has also served on the Company's Board of Directors since 2004, will remain a member of the Board and, effective February 1, 2013, will become Co-Vice Chairman of the Board along with the Company's current Vice Chairman Howard Walker. The Company's Board has given its approval for Mr. Heneghan to spend with EI, before February 1, 2013, some amount of time that does not affect his ability to carry out his duties with the Company in a manner consistent with his past performance. The Board also directed the Company's Compensation, Nominating and Corporate Governance Committee to consider and determine an appropriate compensation arrangement between EI and the Company for any time that Mr. Heneghan spends with EI before February 1, 2013.

Ms. Nader, age 44, currently serves as the Company's President. Ms. Nader was the Company's President and CFO from May 2012 to October 18, 2012; Executive Vice President and CFO from December 2011 to May 2012; Executive Vice President - New Business Development from February 2011 to December 2011; Executive Vice President - Sales and Marketing from February 2009 to February 2011; Senior Vice President of New Business Development from January 2007 to February 2009; Vice President of New Business Development from January 2001 to January 2007; and Vice President of Asset Management from January 1998 to January 2001. Ms. Nader has been employed with the Company since 1993.

Mr. Seavey, age 43, currently serves as the Company's Senior Vice President, CFO and Treasurer. Mr. Seavey was the Company's Senior Vice President of Finance and Treasurer from May 2012 to October 18, 2012; Senior Vice President and Treasurer from December 2011 to May 2012; Vice President of Financial Planning and Treasurer from January 2009 to December 2011; and Vice President of Financial Planning from December 2001 to January 2009. Mr. Seavey has been employed with the Company since 1994.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding the Company's expectations, goals or intentions regarding the future, and the expected effect of the recent acquisitions on the Company. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
the Company's ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and its success in acquiring new customers at its Properties (including those that it may acquire);

•	the Company's ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that the Company may acquire;

•	the Company's ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	the Company's assumptions about rental and home sales markets;

•	the Company's ability to manage counterparty risk;

•
in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of the recent acquisitions and the Company's estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with the recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Equity LifeStyle Properties, Inc. is a fully integrated owner and operator of lifestyle-oriented properties and owns or has an interest in 382 quality properties in 32 states and British Columbia consisting of 141,077 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits
Exhibit 99.1    Equity LifeStyle Properties, Inc. press release dated October 18, 2012, “ELS Announces
Tom Heneghan Will Become Co-Vice Chairman and Marguerite Nader Will Become CEO"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Marguerite Nader
Marguerite Nader
President

Date: October 22, 2012